Exhibit 99.1

VSE CORPORATION COMPLETES SALE OF FLEET SEGMENT

Sale Completes Strategic Portfolio Transformation to a Pure-Play Aviation Aftermarket Parts and Services Provider

MIRAMAR, FL., April 1, 2025 – VSE Corporation (“VSE” or the “Company”) (NASDAQ: VSEC), a leading provider of aftermarket distribution and repair services, announced today that the Company has completed the sale of its Fleet business segment, Wheeler Fleet Solutions, to One Equity Partners (“OEP”) for up to $230 million in total consideration.

“The sale of our Fleet business marks the completion of VSE’s strategic transformation into a pure-play aviation aftermarket parts and services provider,” said John Cuomo, President and CEO of VSE Corporation. “With our full focus now on the aviation aftermarket, we are well-positioned to capitalize on significant growth opportunities and drive long-term value for our customers, employees, and shareholders. I want to thank the Wheeler Fleet Solutions team for their dedication and contributions over the years. We wish them continued success as part of OEP.”

VSE intends to use the initial cash proceeds from the sale of the Fleet segment to repay outstanding borrowings under its revolving loan facility.

TRANSACTION OVERVIEW
VSE sold the Fleet Segment to OEP for a total consideration of up to $230 million, comprising a $140 million cash payment at closing, a $25 million seller note and up to $65 million in additional contingent earnout consideration.

ADVISORS
Jones Day served as legal counsel and Jefferies, LLC acted as exclusive financial advisor to VSE Corporation with respect to the Fleet segment sale.

ABOUT VSE CORPORATION
VSE is a leading provider of aftermarket distribution and repair services. Operating through its two key segments, VSE significantly enhances the productivity and longevity of its customers' high-value, business-critical assets. The Aviation segment is a leading provider of aftermarket parts distribution and maintenance, repair, and overhaul (MRO) services for components and engine accessories to commercial, business, and general aviation operators. The Fleet segment specializes in part distribution, engineering solutions, and supply chain management services catered to the medium and heavy-duty fleet market. For more detailed information, please visit VSE's website at www.vsecorp.com.

ABOUT ONE EQUITY PARTNERS
One Equity Partners (“OEP”) is a middle market private equity firm focused on the industrial, healthcare, and technology sectors in North America and Europe. The firm seeks to build market-leading companies by identifying and executing transformative business combinations. OEP is a trusted partner with a differentiated investment process, a broad and senior team, and an established track record generating long-term value for its partners. Since 2001, the firm has completed more than 400 transactions worldwide. OEP, founded in 2001, spun out of JP Morgan in 2015. The firm has offices in New York, Chicago, Frankfurt and Amsterdam. For more information, please visit www.oneequity.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements, including statements regarding the expected timing and benefits of the proposed disposition of VSE’s Fleet Segment. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results to vary materially from those indicated or anticipated by such statements. Many factors could cause actual results and performance to be materially different from any future results or performance, including, among others, our ability to satisfy all required closing conditions and complete the proposed disposition of VSE’s Fleet segment, our ability realize the expected benefits of the proposed disposition and the risk factors described in our reports filed or expected to be filed with the SEC. Any forward-looking statement or statement of belief speaks only as of the date of this press release. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR RELATIONS CONTACT:
Michael Perlman
Vice President of Investor Relations and Treasury
Phone: (954) 547-0480
Email: investors@vsecorp.com